AMENDMENT
                                       TO
                          INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement between AAL Variable Products Series Fund, Inc. and Aid Association for Lutherans, effective September 27, 1994, is hereby amended, effective November 19, 1997, as follows:

         Exhibit A attached to the Investment Advisory Agreement is modified to add the AAL Variable Product International Stock Portfolio and the AAL Variable Product High Yield Bond Portfolio. An amended Exhibit A, March 1, 1998, is attached hereto.

IN WINESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective Officers effective as of December 11, 1997.


Attest:                                AAL VATIABLE PRODUCT SERIES FUND, INC.
By:  /s/ Mark J. Mahoney               By:  /s/ Steven A. Weber
     ---------------------------            ---------------------------
     Mark J. Mahoney, Secretary             Steven A. Weber, President

ATTEST:                                AID ASSOCIATION FOR LUTHERANS
By:  /s/ Woodrow E. Eno                By:  /s/ John O. Gilbert
     ---------------------------            ---------------------------
     Woodrow E. Eno, Senior Vice            John O. Gilbert, President and Chief
     President, General Counsel             Executive Officer
     and Secretary


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EXHIBIT A


TO THE AAL VARIABLE PRODUCT SERIES FUND, INC. INVESTMENT ADVISORY AGREEMENT (Dated September 27, 1994), amended February 28, 1996.

1.       The AAL Variable Product Money Market Portfolio

         The management fee for this  Portfolio,  calculated in accordance  with section 6 of the AAL Variable Product Series Fund, Inc. Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

2.       The AAL Variable Product Large Company Stock Portfolio

         The management fee for this  Portfolio,  calculated in accordance  with section 6 of The AAL Variable Product Series Fund, Inc. Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

3.       The AAL Variable Product Bond Portfolio

         The management fee for this  Portfolio,  calculated in accordance  with section 6 of The AAL Variable Product Series Fund, Inc Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

4.       The AAL Variable Product Small Company Stock Portfolio

         The management fee for this  Portfolio,  calculated in accordance  with section 6 of The AAL Variable Product Series Fund, Inc. Investment Advisory Agreement, shall be at the annual reate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

5.       The AAL Variable Product Balanced Portfolio

         The management fee for this  Portfolio,  calculated in accordance  with section 6 of The AAL Variable Product Series Fund, Inc. Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $250 million of average daily net assets and 0.30 of 1% on average daily net assets over $250 million.

6. The AAL Variable Product International Stock Portfolio (effective March 1, 1998)

         The management fee for this  Portfolio,  calculated in accordance  with section 6 of The AAL Variable Product Series Fund, Inc. Investment Advisory Agreement, shall be at the annual rate of 0.80 of 1% on the average daily net assets.

7.        The AAL Variable Product High Yield Bond Portfolio (effective March 1,
          1998)

         The management fee for this  Portfolio,  calculated in accordance  with section 6 of The AAL Variable Product Series Fund, Inc. Investment Advisory Agreement, shall be at the annual rate of 0.40 of 1% on the average daily net assets.